As filed with the Securities and Exchange Commission on May 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Southern California Gas Company

(Exact Name of Registrant as Specified in Its Charter)

California	95-1240705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jennifer Jett

Southern California Gas Company

Corporate Secretary

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barry M. Clarkson, Esq.

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, California 92101-3375

(619) 236-1234

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to be Registered(1)(2)(3)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount Of Registration Fee(5)
Senior Debt Securities First Mortgage Bonds Preferred Stock
Total	$750,000,000	$750,000,000	$41,850

(1)	An indeterminate principal amount or number of senior debt securities, first mortgage bonds and preferred stock with an aggregate offering price not to exceed $750,000,000.
(2)	In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all offered securities of $750,000,000.
(3)	This amount represents the principal amount or par or stated value, as applicable, of any offered securities issued at their stated principal amount or par or stated value, as applicable, and the issue price of any offered securities issued at a discount from the stated principal amount or par or stated value, as applicable.
(4)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(5)	Pursuant to Rule 457(p) of the rules and regulations under the Securities Act of 1933, a portion of the Registration Fee of $41,850 due for the registration of the securities to be registered hereunder is offset by $22,791 of the registration fee previously paid by the Registration under the Registrant’s Registration Statement No. 333-134289, which was declared effective on June 7, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2009

PROSPECTUS

$750,000,000

SOUTHERN CALIFORNIA GAS COMPANY

Senior Unsecured Debt Securities

First Mortgage Bonds

Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and preferred stock from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the preferred stock are collectively referred to in this prospectus as the “offered securities.” This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $750,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time we sell offered securities, we will provide a supplement to this prospectus that contains specific information about the particular terms of the offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words like “estimates,” “believes,” “expects,” “anticipates,” “plans,” “projects,” “contemplates,” “intends,” “depends,” “may,” “could,” “would,” “should,” “potential,” “target,” “goals,” or similar expressions, or when we discuss our strategy, plans or intentions, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•

actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission, the Federal Reserve Board, and other regulatory and governmental bodies in the United States, the United Kingdom and other countries;

•	capital markets conditions and inflation, interest and exchange rates;

•	energy and trading markets, including the timing and extent of changes and volatility in commodity prices;

•	the availability of electric power, natural gas and liquefied natural gas;

•	weather conditions and conservation efforts;

•	war and terrorist attacks;

•	business, regulatory, environmental and legal decisions and requirements;

•	the status of deregulation of retail natural gas and electricity delivery;

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•	the timing and success of business development efforts;

•	the resolution of litigation; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements and we urge you to review and consider carefully the risks, uncertainties and other factors which are discussed in more detail under the captions “Our Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our annual report, and in other reports and documents on file with the SEC. You may obtain copies of these reports and documents as described under the caption “Where You Can Find More Information” in this prospectus.

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SOUTHERN CALIFORNIA GAS COMPANY

We are the nation’s largest natural gas distribution utility. We own and operate a natural gas distribution, transmission and storage system supplying natural gas throughout approximately 20,000 square miles of service territory comprising most of southern California and part of central California. We provide natural gas service to approximately 20.5 million residential, commercial, industrial, utility electric generation and wholesale consumers through approximately 5.7 million meters. We are an indirect subsidiary of Sempra Energy, a California-based Fortune 500 energy services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and are intended to refer to Southern California Gas Company and/or its subsidiaries, either individually or collectively, as the context may require.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities to expand and improve our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred dividends for each of the five years in the five-year period ended December 31, 2008 and for the three-month period ended March 31, 2009:

	Years Ended December 31,					Three Months Ended March 31, 2009
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	6.75	6.20	6.21	6.83	10.21	6.28
Ratio of earnings to combined fixed charges and preferred stock dividends	6.55	6.04	6.05	6.58	9.75	5.95

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of the terms and provisions of the offered securities. These summaries are not meant to be a complete description of each offered security. This prospectus and any prospectus supplement will contain the material terms and conditions for each offered security. A prospectus supplement may add, update or change the terms and conditions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the indenture between us and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the “senior debt indenture”);

•	the first mortgage indenture between us and U.S. Bank National Association, as trustee, together with the applicable supplemental indentures (as so supplemented, the “mortgage indenture”); and

•	the description of our preferred stock contained in our articles of incorporation.

Forms of these documents are filed as exhibits to the registration statement. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to “indenture” mean the senior debt indenture.

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the senior debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of senior debt securities described in the applicable prospectus supplement.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which principal will be payable or the method of determining such date or dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•

any obligation or option we have to redeem or purchase senior debt securities, or any option of the registered holder to require us to redeem or repurchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the senior debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

•	any other terms of the senior debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of our subsidiaries or our parent. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

We will pay interest on the senior debt securities on each interest payment date by check mailed to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be from 10 to 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or otherwise, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer. Unless otherwise specified in the applicable prospectus supplement, a place for payment and registration of transfer of the senior debt securities will be provided in the Borough of Manhattan, the City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities including the senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Senior debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.) Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of The Depository Trust Company, in the case of senior debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by a global security.

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•	we do not pay any interest on any senior debt securities of the applicable series within 30 days of the due date;

•	we do not pay any principal of or premium on any senior debt securities of the applicable series on the due date;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the senior debt securities of the applicable series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding senior debt securities of the affected series;

•

default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by us, excluding our subsidiaries (including a default with respect to any other series of senior debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or the payment of which is guaranteed by us, whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

(A)	either:

(i)	such default results from the failure to pay any such indebtedness when due; or

(ii)	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(B)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

•	any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful;

•	all amounts due to the trustee under the indenture; and

(b) all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the third bullet under the caption “Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey any of our property and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities and the performance of all of the covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•

to add any additional events of default for all or any series of senior debt securities; or to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision; or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal or interest on any senior debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the interests under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

•	all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the bonds we may offer and sell with this prospectus. The summary is not meant to be a complete description. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each series of bonds. The accompanying prospectus supplement may add, update or change the terms and conditions of a particular series of bonds from the terms and conditions described in this prospectus. In this section, references to “indenture” mean the mortgage indenture.

The indenture gives us authority to set the particular terms of each series of bonds as described in the indenture. Under the indenture, we may decide whether the bonds of a particular series will be redeemable, convertible into shares of stock, bonds, notes or other obligations, issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities, and whether the bonds are entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund. For more information about the bonds offered by us, please refer to the indenture between us and U.S. Bank National Association, as trustee, together with the applicable supplemental indentures (as so supplemented, the “indenture”). The indenture is filed as an exhibit to the registration statement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. The parenthetical section references in the following description refer to particular sections of the indenture. Capitalized defined terms used in this description have the meanings given to them in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption “Issuance of Additional Bonds.” Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption “Global Securities” in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and each place designated for payment, including the Borough of Manhattan, City of New York, New York. (Section 2.01)

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be determined by our Board of Directors or a committee of directors and specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	the aggregate principal amount of the bonds in such series;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•

whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

•	whether the bonds will be entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund;

•	whether the bonds will be convertible into shares of stock, bonds, notes or other obligations and/or have warrants providing for the purchase of shares of stock, bonds, notes or other obligations;

•	whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities; and

•	any other terms and conditions of the bonds that may supplement those described below. (See Section 2.01.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (See Section 4.04.)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (See Section 4.05.) and

•

100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (See Section 4.06.)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (See Section 4.01.) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our interest charges on the sum of (i) all the bonds outstanding under the indenture, including such additional bonds, (ii) in the event of a consolidation, merger or transfer of assets, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (See Section 4.03.) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption “General.”

Security for the Bonds

The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to Permissible Encumbrances, purchase money liens and liens on property at the time of acquisition. All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.

Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (See Section 5.09.) In addition, the indenture creates a prior lien on the Mortgaged Property to secure the trustees’ right to compensation, reimbursement and indemnity. (See Section 14.10.)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equal in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property, and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries or affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds to the Depository Trust Company (“DTC”) or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If the securities are issued in definitive certificate form under the limited circumstances described below under the caption “Global Securities,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Form; Transfers; Exchanges

Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. The bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.”

You will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption Global Securities. We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and each other place specified by the trustee, including the Borough of Manhattan, City of New York, New York. (See Sections 2.01 and 2.03.)

Optional Redemption

Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds that we may offer and sell by this prospectus at the redemption price specified for the respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected in accordance with DTC’s procedures, in the case of bonds represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of bonds that are not represented by a global security. (See Section 7.01.)

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (See Section 7.02.) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds. (See Section 7.03.) Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (See Sections 7.04 and 7.05.) All of the bonds redeemed and paid shall be cancelled. (See Section 7.06.)

Renewal Fund

We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits, taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us; and

•	the principal amount of bonds delivered to the trustee for such purpose, which will not be available for any other indenture purpose, including the issuance of additional bonds. (See Section 8.02.)

Renewal fund payments that we pay in cash may, at our option:

•

be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal; or

•	be applied to the purchase or redemption of any outstanding bonds.

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (See Section 8.06.) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:

•

the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

•

in the case of a merger or consolidation, the successor corporation expressly assumes the payment of the principal and interest of all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

•

in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds outstanding under the indenture, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (See Section 15.01.)

Certain Covenants

Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we will:

•

keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (See Section 5.06.)

•

not voluntarily create any lien or charge that would be prior to the lien of the indenture upon the Mortgaged Property, other than purchase money liens and any other liens existing on property at the time such property was acquired by us; (See Section 5.09.)

•

pay or cause to be discharged all taxes, assessments, lawful claims and mechanics liens, which, if unpaid, might be given priority over the lien of the indenture; however, no such lien shall be a breach of the indenture if we are disputing it in good faith; (See Sections 5.09 and 5.10.)

•	file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (See Section 5.11.)

•	maintain, preserve and keep the mortgaged properties in good repair, working order and condition; (See Section 5.15.) and

•

maintain insurance on, or self-insure, the Mortgaged Property against losses or damages as are usually insured against by companies similarly situated and operating like properties. (See Section 5.16.)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest upon any bond secured by the indenture for a period of 30 days after it becomes due and payable;

•

failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

•

the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America, or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

•

the filing by us of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

•

our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. (See Section 9.02.)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 9.05.)

Rescission of Acceleration

At any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

•

all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

(a)	the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee may waive such default and rescind and annul such declaration and its consequences, or

(b)	if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

(c)	if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived; and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (See Section 9.05.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default the trustee may take actual possession of and enter, hold, use, operate and manage all of the Mortgaged Property and conduct the business, either personally or through the trustee’s agents. If the trustee takes such action, the trustee will receive the rents, income, issues and profits from the Mortgaged Property and, after deducting the costs and expenses of taking, holding, operating and managing the Mortgaged Property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements, will apply such money first to interest owed and then to principal. (See Section 9.04.)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may sell the Mortgaged Property or take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (See Section 9.06.)

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The holders of a majority in principal amount of the bonds of any series will have the right, on behalf of all holders of the bonds of such series, to consent to the waiving of any past default and its consequences, other than a payment default. (See Sections 9.22 and 9.28.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (See Section 9.20.)

No holder will be entitled to institute any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Each registered holder, however, has an unimpaired and unaffected right to receive payment when due and to bring a suit to enforce that right, unless this action would impair the lien of the indenture. (See Sections 9.20 and 9.21.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured within 90 days after the occurrence of the default; provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any Maintenance and Sinking Fund installment, the trustee may withhold notice of default if and so long as our Board of Directors, the executive committee of our Board of Directors or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 9.03.)

Modification of the Indenture

The indenture may be modified by the consent of the holders of at least 66  2/3% in principal amount of the bonds then outstanding, or in the event that less than all of the bonds of a particular series of bonds outstanding are affected by the modification, by the consent of the holders of 66  2 /3% in principal amount of the bonds of such series affected. The right of any holder to receive payment of principal and interest when due or the right of any holder to enforce such payment may not be changed without the consent of such holder. (See Section 16.05.)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (See Sections 11.01 and 11.02.)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of obsolete machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (See Section 10.02.) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

•	cancel or modify our rights-of-way, leases or contracts, other than rights-of-way for transmission lines which require a release from the trustee;

•	surrender or modify any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time;

•

abandon the operation of any of our properties if the operation of such property is not necessary or important for the operation of our other systems and plants or where such abandonment is deemed to be advisable;

•	produce, mine, sell or dispose of gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

•

dispose of, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (See Section 10.03.)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or exchange of such property provided that we receive compensation equal to the fair value of the property and that the release is advantageous to the conduct of the business and will not impair the Mortgaged Property, and (ii) for property taken by eminent domain, and in each case provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (See Sections 10.04 and 10.05.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, engineer’s certificates and, in certain cases, independent engineer’s certificates and independent accountant’s certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.

Concerning the Trustee

U.S. Bank National Association, a national banking association, duly organized and existing under the laws of the United States of America, has been appointed as the trustee. The principal office of the trustee is located at 500 South Hope Street, Suite 500, Los Angeles, California 90071.

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. Under certain circumstances, we may appoint a successor trustee. (See Sections 14.16 and 14.17.)

No Liability for Stockholders, Directors and Officers

None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

“Excepted Property” means, notwithstanding anything contained in the granting clauses of the indenture, from the property thereby mortgaged, conveyed in trust, and/or pledged, all of the following property, whether now owned by the Company or hereafter acquired by it:

(a)	All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to the indenture, chooses in action, and the Company’s interest in existing leases in which the Company is lessor and in leases hereafter made of portions of the Mortgaged Property in which the Company is lessor;

(b)	Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c)	All motor vehicles and tools therefor;

(d)	Gas, coal, oil or other minerals (when produced or severed);

(e)	Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture, or any subsequent provisions of the indenture;

(f)	Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Company, or any property or equipment now or hereafter owned by the Company and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g)	Certain real property as described in the indenture.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the mortgaged property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to the Company or, as to such property additions which have not been retired, the fair value to the Company, if the fair value is less than cost, of all gross property additions purchased, constructed or otherwise acquired by the Company, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1)	the aggregate of:

(i)	the amount of all cash previously deposited with the trustee which shall have been withdrawn on the basis of property additions;

(ii)	the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced on the basis of property additions;

(iii)	the amount of all credits taken pursuant to the indenture on the basis of property additions; and

(iv)	the amount by which all credits taken pursuant to the indenture on the basis of property additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2)	150% of the amount of all cash withdrawn pursuant to the indenture;

(3)	150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to the indenture upon the basis of property additions; and

(A)	the sum of all appropriations of earnings for depreciation of bondable property made on or after January 1, 1955; or

(B)	the aggregate of:

(i)	the bonded cost of all bondable property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by the Company on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii)	the excess, if any, of the bonded cost of all bondable property

(a)	previously (but on or after January 1, 1955) released from the lien of the indenture, over the fair value thereof to the Company at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(b)	previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds paid to the trustee, and

(c)	in respect of which insurance proceeds has previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means the net earnings of the Company ascertained as follows:

(a)	The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained by the Company.

(b)	From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of the Company, if any.

(c)	The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d)	If the net non-operating revenues to be included in the foregoing calculation would exceed five percent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five percent (5%) of such net operating revenues.

(e)	No income received or accrued by the Company from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f)

In case the Company shall have acquired any property additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation

Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such property additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such property additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above as if such property additions or the assets of such other corporation, as the case may be, had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(g)	In case the Company shall have obtained the release of property of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer’s certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h)	The Net Earnings of the Corporation Available for Interest, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Permissible Encumbrances” means:

(a)	the lien of taxes and assessments not at the time due;

(b)	the lien of taxes for the then current year;

(c)	the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d)	undetermined liens and charges incidental to construction;

(e)	the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f)	liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g)	easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h)	possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by the Company and bonds, not issued by the Company, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or surrendered to the trustee for conversion (if convertible), or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the provisions of the indenture or the reduction of the amount of cash to be deposited under the provisions of the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used.

Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as described above under the caption “Optional Redemption” or as provided pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

DESCRIPTION OF PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of the preferred stock we may offer and sell by this prospectus. The following description of our preferred stock is only a summary and is qualified in its entirety by reference to our articles of incorporation. Therefore, you should read carefully the more detailed provisions of our articles of incorporation, as amended and restated, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We are currently authorized to issue (1) 100,000,000 shares of common stock, without par value, (2) 160,000 shares of preferred stock, par value $25 (the “preferred stock”), of which 79,011 shares are outstanding, (3) 840,000 shares of preferred stock, series A, par value $25 (the “series A preferred stock”), of which 783,032 shares are outstanding, (4) 5,000,000 shares of series preferred stock, without par value (the “series preferred stock”), none of which is outstanding, and (5) 5,000,000 shares of preference stock, without par value (the “preference stock”), none of which is outstanding.

We may in the future amend our articles of incorporation to increase the authorized number of shares of our currently authorized preferred stock, series A preferred stock, series preferred stock or preference stock, or to authorize shares of one or more additional classes of preferred stock or preference stock. Any such amendment would require approval by our board of directors and approval by our shareholders.

In this section we refer to our preferred stock, series A preferred stock and series preferred stock, as the “currently authorized preferred stock.” We refer to our preference stock as the “currently authorized preference stock.” We refer to our currently authorized preferred stock and our currently authorized preference stock and all additional classes of preferred stock and preference stock that we may authorize as the “preferred stock.”

Preferred Stock

The preferred stock is issuable in series. Before the issuance of shares of any series of preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, including, but not limited to, the following:

(a)	the title and stated value;

(b)	voting rights, if any;

(c)	any rights and terms of redemption, including sinking fund provisions;

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

(e)	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

(f)	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

(g)	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

(h)	the provision for redemption, if applicable;

(i)	liquidation preferences;

(j)	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(k)	any other specific terms, preferences, rights, limitations or restrictions.

Our currently authorized preferred stock and currently authorized preference stock, including any shares that we may issue in the future, is subject to the terms and conditions set forth below under the caption “Preferred Stock—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock.”

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

(a)	the number of shares being offered and the offering price per share;

(b)	the procedures for any auction and remarketing, if any;

(c)	any listing of the preferred stock on any securities exchange; and

(d)	a discussion of any applicable material and/or special United States federal income tax considerations.

Additional Terms Applicable to Currently Authorized Preferred Stock and the Currently Authorized Preference Stock

Except as otherwise set forth below, the following provisions are applicable to all series of our currently authorized preferred stock and currently authorized preference stock, including currently outstanding shares and any additional shares that we may issue.

Ranking

All shares of currently authorized preferred stock rank senior to our currently authorized preference stock, and all shares of currently authorized preferred stock and currently authorized preference stock rank senior to our common stock, with respect to dividends and rights upon our liquidation, dissolution or winding up.

Dividend Rights

Registered holders of currently authorized preferred stock of each series are entitled to receive, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the rate established for the shares of the series, payable as may be authorized by the board of directors, before any dividends are paid on the preference stock or common stock.

Registered holders of currently authorized preference stock of each series are entitled to receive, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the rate established for the shares of the series, payable as may be authorized by the board of directors, before any dividends are paid on the common stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the registered holders of each series of the currently authorized preferred stock are entitled to receive out of our assets available for distribution to shareholders, the liquidation preference established for the shares of the series and accrued and unpaid dividends thereon before any distribution of assets is made to the registered holders of the currently authorized preference stock or common stock or any other security ranking junior to the currently authorized preferred stock. After payment in full to the registered holders of the currently authorized preferred stock, the registered holders of each series of the currently authorized preference stock are entitled to receive out of our assets available for distribution to shareholders, the liquidation preference established for the shares of the series and the accrued and unpaid dividends thereon before any distribution of assets is made to the registered holders of the common stock or any other security ranking junior to the currently authorized preference stock.

For all currently outstanding series of the preferred stock and series A preferred stock, the liquidation preference is $25 per share, and for all future series of the series preferred stock and the preference stock, the liquidation preference is the amount established therefor by the board of directors.

General Voting Rights

The holders of the preferred stock are entitled to one vote per share on all questions upon which the holders of stock are entitled to vote and shall vote together in the on all matters presented to shareholders, except those matters for which a vote by class or series is required by state law.

Pre-Emptive, Subscription and Conversion Rights, and Non-Assessability

The currently outstanding preferred stock and currently authorized preference stock do not have any pre-emptive, subscription or conversion rights, nor are the shares assessable.

Redemption

The preferred stock and the preferred stock, series A are not redeemable. The series preferred stock and the preference stock may be redeemable, if at all, upon the terms established by the board of directors.

GLOBAL SECURITIES

The offered securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing offered securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities within the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of offered securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the offered securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the offered securities of such series to be redeemed in accordance with DTC’s procedures.

In any case where a vote may be required with respect to offered securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the offered securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

So long as offered securities are in book-entry form, we will make payments on those offered securities to the depositary or its nominee, as the registered owner of such offered securities, by wire transfer of immediately available funds. If offered securities are issued in definitive certificated form under the limited circumstances described below we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

Principal and interest payments on the offered securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with offered securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

DTC is under no obligation to provide its services as depositary for the offered securities and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default under the indenture has occurred and is continuing with respect to the offered securities,

we will prepare and deliver certificates for the offered securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we do not take responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the offered securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the offered securities. A prospectus supplement will describe the terms of any sale of offered securities we are offering hereunder.

To Underwriters

The prospectus supplement will name any underwriter involved in a sale of offered securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of offered securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent.

Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities of such series if they purchase any.

Through Agents and Dealers

We will name any agent involved in a sale of the offered securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the offered securities being offered pursuant to this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the offered securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the offered securities on any securities exchange. The offered securities will be a new issue of securities with no established trading market. Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, our ultimate parent company, will pass upon the validity of the first mortgage bonds and the preferred stock and various other legal matters relating to the issuance and sale of the offered securities. Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the senior debt securities on our behalf. Sidley Austin LLP will act as counsel for the underwriters. Paul C. Pringle, a partner of Sidley Austin LLP, owns 3,653 shares of common stock of Sempra Energy.

EXPERTS

The consolidated financial statements incorporated by reference from Southern California Gas Company’s annual report on Form 10-K for the year ended December 31, 2008 and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

This prospectus and any accompanying prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-1402)	Period
Annual Report on Form 10-K	Year ended December 31, 2008
Current Report on Form 8-K	Filed April 3, 2009
Quarterly Report on Form 10-Q	Quarter ended March 31, 2009

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and any accompanying prospectus supplement through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at Southern California Gas Company, 555 West Fifth Street, Los Angeles, California 90013-1011, Attention: Corporate Secretary, Telephone: (213) 244-1200.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$41,850
Printing expenses	$150,000
Trustee fees and expenses	$50,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$100,000
Blue Sky fees and expenses	$50,000
Rating Agency fees	$250,000
Miscellaneous	$3,150

Total	$745,000

All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15.	Indemnification of Officers and Directors.

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Southern California Gas Company Restated Articles of Incorporation and Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Southern California Gas Company shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Southern California Gas Company has indemnification agreements with each of its officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Southern California Gas Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Southern California Gas Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern California Gas Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

*1.1	Form of Underwriting Agreement (Senior Debt Securities).

**1.2	Form of Underwriting Agreement (First Mortgage Bonds).

*1.3	Form of Underwriting Agreement (Preferred Stock).

3.1	Restated Articles of Incorporation of Southern California Gas Company (incorporated by reference from the Form 10-K for the year ended December 31, 1996 (Exhibit 3.01)).

Exhibit No.	Description

3.2	Amended Bylaws of Southern California Gas Company effective August 3, 2003 (incorporated by reference from the Form 10-K for the year ended December 31, 2007 (Exhibit 3.02)).

3.3	Amended and Restated Bylaws of Southern California Gas Company effective May 14, 2002 (incorporated by reference from the Form 10-K for the year ended December 31, 2007 (Exhibit 3.03)).

*4.1	Form of Indenture (Senior Debt Securities).

*4.2	Form of Senior Debt Security (included in Exhibit 4.1).

4.3	First Mortgage Indenture of Southern California Gas Company to American Trust Company dated October 1, 1940 (incorporated by reference from the Registration Statement on Form A-2 File No. 2-4504 filed September 16, 1940 (Exhibit B-3)).

4.4	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of July 1, 1947 (incorporated by reference from Registration Statement No. 2-7072 filed March 15, 1947 (Exhibit B-5)).

4.5	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of May 1, 1948 (incorporated by reference from Registration Statement No. 2-7459 filed March 16, 1948 (Exhibit B-6)).

4.6	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of April 1, 1952 (incorporated by reference from Registration Statement No. 2-9461 filed February 21, 1952 (Exhibit 4.06)).

4.7	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of August 1, 1955 (incorporated by reference from Registration Statement No. 2-11997 on October 26, 1955 (Exhibit 4.07)).

4.8	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of December 1, 1956 (incorporated by reference from Registration Statement No. 2-13382 filed May 29, 1957 (Exhibit 2.09)).

4.9	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of June 1, 1965 (incorporated by reference from Registration Statement No. 2-59832 filed September 6, 1977 (Exhibit 2.16)).

4.10	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of August 1, 1972 (incorporated by reference from Registration Statement No. 2-59832 filed September 6, 1977 (Exhibit 2.19)).

4.11	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 1, 1972 (incorporated by reference from Registration Statement No. 2-45361 filed August 16, 1972 (Exhibit 2.13)).

4.12	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of May 1, 1976 (incorporated by reference from Registration Statement No. 2-56034 filed April 14, 1976 (Exhibit 2.20)).

4.13	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 15, 1981 (incorporated by reference from Registration Statement No. 333-70654 filed October 18, 2001 (Exhibit 4.24)).

4.14	Supplemental Indenture of Southern California Gas Company to U.S. Bank, N.A., successor by merger to U.S. Bank Trust National Association dated as of October 1, 2002 (incorporated by reference from the Report on Form 8-A filed October 7, 2002 (Exhibit 2.42)).

Exhibit No.	Description

4.26	Form of First Mortgage Bond (included in Exhibit 4.3).

*4.27	Form of Preferred Stock Certificate.

**5.1	Opinion of Gary Kyle, Esq.

**5.2	Opinion of Latham & Watkins LLP.

**12.1	Statements regarding the computation of ratio of earnings to fixed charges and the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and for the three months ended March 31, 2009.

**23.1	Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

**23.2	Independent Registered Public Accounting Firm’s Consent (Deloitte & Touche LLP).

**23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

**24.1	Power of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, as Trustee under the First Mortgage Bond Indenture (incorporated by reference from the Registration Statement on Form S-3 File No. 333-70654 filed October 1, 2001 (Exhibit 25.1)).

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Southern California Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 7th day of May 2009.

Southern California Gas Company

By:	/s/ Debra L. Reed
Debra L. Reed Chair of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Debra L. Reed, Michael R. Niggli and Robert M. Schlax, and each of them severally, as his or her true and lawful attorney-in-fact and agent to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 7th day of May 2009.

Signature	Title

/s/ Debra L. Reed Debra L. Reed	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Michael R. Niggli Michael R. Niggli	Chief Operating Officer and Director

/s/ Jeffrey W. Martin Jeffrey W. Martin	Director

/s/ Robert M. Schlax Robert M. Schlax	Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
*1.1	Form of Underwriting Agreement (Senior Debt Securities).

**1.2	Form of Underwriting Agreement (First Mortgage Bonds).

*1.3	Form of Underwriting Agreement (Preferred Stock).

3.1	Restated Articles of Incorporation of Southern California Gas Company (incorporated by reference from the Form 10-K for the year ended December 31, 1996 (Exhibit 3.01)).

3.2	Amended Bylaws of Southern California Gas Company effective August 3, 2003 (incorporated by reference from the Form 10-K for the year ended December 31, 2007 (Exhibit 3.02)).

3.3	Amended and Restated Bylaws of Southern California Gas Company effective May 14, 2002 (incorporated by reference from the Form 10-K for the year ended December 31, 2007 (Exhibit 3.03)).

*4.1	Form of Indenture (Senior Debt Securities).

*4.2	Form of Senior Debt Security (included in Exhibit 4.1).

4.3	First Mortgage Indenture of Southern California Gas Company to American Trust Company dated October 1, 1940 (incorporated by reference from the Registration Statement on Form A-2 File No. 2-4504 filed September 16, 1940 (Exhibit B-3)).

4.4	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of July 1, 1947 (incorporated by reference from Registration Statement No. 2-7072 filed March 15, 1947 (Exhibit B-5)).

4.5	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of May 1, 1948 (incorporated by reference from Registration Statement No. 2-7459 filed March 16, 1948 (Exhibit B-6)).

4.6	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of April 1, 1952 (incorporated by reference from Registration Statement No. 2-9461 filed February 21, 1952 (Exhibit 4.06)).

4.7	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of August 1, 1955 (incorporated by reference from Registration Statement No. 2-11997 on October 26, 1955 (Exhibit 4.07)).

4.8	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of December 1, 1956 (incorporated by reference from Registration Statement No. 2-13382 filed May 29, 1957 (Exhibit 2.09)).

4.9	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of June 1, 1965 (incorporated by reference from Registration Statement No. 2-59832 filed September 6, 1977 (Exhibit 2.16)).

4.10	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of August 1, 1972 (incorporated by reference from Registration Statement No. 2-59832 filed September 6, 1977 (Exhibit 2.19)).

4.11	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 1, 1972 (incorporated by reference from Registration Statement No. 2-45361 filed August 16, 1972 (Exhibit 2.13)).

4.12	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of May 1, 1976 (incorporated by reference from Registration Statement No. 2-56034 filed April 14, 1976 (Exhibit 2.20)).

Exhibit No.	Description
4.13	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 15, 1981 (incorporated by reference from Registration Statement No. 333-70654 filed October 18, 2001 (Exhibit 4.24)).

4.14	Supplemental Indenture of Southern California Gas Company to U.S. Bank, N.A., successor by merger to U.S. Bank Trust National Association dated as of October 1, 2002 (incorporated by reference from the Report on Form 8-A filed October 7, 2002 (Exhibit 2.42)).

4.26	Form of First Mortgage Bond (included in Exhibit 4.3).

*4.27	Form of Preferred Stock Certificate.

**5.1	Opinion of Gary Kyle, Esq.

**5.2	Opinion of Latham & Watkins LLP.

**12.1	Statements regarding the computation of ratio of earnings to fixed charges and the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and for the three months ended March 31, 2009.

**23.1	Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

**23.2	Independent Registered Public Accounting Firm’s Consent (Deloitte & Touche LLP).

**23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

**24.1	Power of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, as Trustee under the First Mortgage Bond Indenture (incorporated by reference from the Registration Statement on Form S-3 File No. 333-70654 filed October 1, 2001 (Exhibit 25.1)).

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.
**	Filed herewith.